Ex-99.2 a)

Cendant Mortgage
600 Atrium Way                                                [Cendant logo]
Mt. Laurel, NJ  08054



As of and for the year ended December 31, 1998, Cendant Mortgage Corporation (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amount of $90 million and $20 million, respectively.

Cendant Mortgage Corporation

/s/ Terrence W. Edwards                          /s/ Martin L Forster
-----------------------------                    ---------------------------
Terrence W. Edwards                              Martin L Forster
President and Chief Executive Officer            Sr. Vice President - Servicing

Ex-99.2 b)

September 24, 1998

                              MANAGEMENT ASSERTION

                As of and for the period ended June 30, 1998, EMC Mortgage Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Banker's Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, EMC Mortgage Corporation had in effect a financial institution bond policy in the amount of $200,000,000 and an errors and omissions policy in the amount of $5,000,000.

                                    /s/ Ralene Ruyle
                                    ------------------------
                                    Ralene Ruyle
                                    Executive Vice President

Ex-99.2 c)

NORTH AMERICAN
MORTGAGE COMPANY'
A DIME COMPANY

Management Assertion

As of and for the year ended December 31, 1998, North American Mortgage Company (the Company) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the following amounts as of and for the year ended December 31, 1998:

Fidelity Bond

$47,050,000 from January 1, 1998 to March 1, 1998 $100,000,000 from March 2, 1998 to December 31, 1998

Errors and Omissions

$23,525,000 from January 1, 1998 to October 15. 1998 $20,000,000 from October 16, 1998 to December 31, 1998

/s/ Raymond G. Romano

SVP/Director of Residential Credit
Title

Date 3-25-99

Ex-99.2 d)

(LOGO) Washington Mutual

As of and for the 12 months ended December 31, 1998, Washington Mutual, Inc. (the "Company") has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers. As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $60 million and $25 million, respectively.

/s/ Steven Freimuth
Executive Vice President
Lending Administration

/s/ David Imig
Senior Vice President, Loan Servicing

February 26, 1999